UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 6, 2005
Date of Report (Date of earliest event reported)

Greenfield Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50698 (Commission File Number)	06-1440369 (I.R.S. Employer Identification No.)

21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)

(203) 834-8585
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

On April 7, 2005, Greenfield Online, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 2.01 (the “Initial Report”) to report the completion of its acquisition of Ciao AG (“Ciao”). In response to parts (a) and (b) of Item 9.01 of the Initial Report, the Company indicated that it would file the required financial information by amendment, as permitted by Item 9.01(a)(4) and 9.01(b)(2) to Form 8-K. This Current Report on Form 8-K/A amends Items 9.01(a) and 9.01(b) of the Initial Report to provide the required financial information.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-99.1: AUDITED FINANCIAL STATEMENTS
EX-99.2: UNAUDITED PRO FORMA FINANCIAL INFORMATION
EX-99.3: CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS OF CIAO AG

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

The audited consolidated balance sheets of Ciao as of December 31, 2004 and December 31, 2003, and the related audited consolidated statements of income, changes in stockholders’ equity and cash flows for the year ended December 31, 2004, 2003 and 2002, are attached hereto as Exhibit 99.1.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated statement of income for the year ended December 31, 2004 and the unaudited pro forma consolidated balance sheet as of December 31, 2004 giving effect to the acquisition of Ciao on April 6, 2005 and the acquisition of Zing Wireless, Inc. (“goZing”) on February 8, 2005, are attached hereto as Exhibit 99.2. The pro forma financial statements that give effect to the goZing acquisition were reported by the Company on a Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 25, 2005.

(c) Exhibits

99.1	Audited financial statements of Ciao AG.

99.2	Unaudited pro forma financial information reflecting the effects of the Ciao acquisition.

99.3	Consent of Ernst & Young, Independent Auditors of Ciao AG.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: June 22, 2005

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